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                                EXHIBIT 3.144.2

                                    BY-LAWS



                                       OF



                               S & E NETWORK INC.
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                               S & E NETWORK INC.

                                     BYLAWS

ARTICLE I.   BOARD OF DIRECTORS AND OFFICERS

      1.1.   Board of Directors............................................
             1.1.1  Powers.................................................
             1.1.2  Election, Term, Vacancies..............................
             1.1.3  Regular Meetings.......................................
             1.1.4  Notice of Meetings.....................................
             1.1.5  Quorum.................................................
             1.1.6  Compensation...........................................
             1.1.7  Committees.............................................
      1.2    Officers......................................................
             1.2.1  General................................................
             1.2.2  President..............................................
             1.2.3  Vice-Presidents........................................
             1.2.4  Secretary..............................................
             1.2.5  Treasurer..............................................
             1.2.6  Other Officers.........................................
      1.3    General Provisions............................................
             1.3.1  Removal................................................
             1.3.2. Interests of Directors or Officers in
                    Other Corporations.....................................

ARTICLE II.  STOCKHOLDERS

      2.1.   Meetings......................................................
      2.2    Special Meetings..............................................
      2.3    Place of Meetings.............................................
      2.4    Notice of Meetings............................................
      2.5    Voting Rights; Proxies, Limitations...........................
      2.6    Action by Written Consent.....................................
      2.7    Quorum........................................................

ARTICLE III. STOCK

      3.1    Certificates..................................................
      3.2    Transfers.....................................................
      3.3    Record Dates..................................................
      3.4    Loss or Destroyed Certificates; Issuance of
             New Certificates..............................................
      3.5    Dividends; Declaration and Payment............................

ARTICLE IV.  FINANCES

      4.1    Checks, Drafts, etc...........................................
      4.2    Annual Reports................................................
      4.3    Fiscal Year...................................................


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
ARTICLE V.   INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND
             AGENTS; INSURANCE.
      5.1    ..............................................................
      5.2    ..............................................................
      5.3    ..............................................................
      5.4    ..............................................................

Article VI.  MISCELLANEOUS PROVISIONS

      6.1    Corporate Seal ...............................................
      6.2    Bonds ........................................................
      6.3    Voting Upon Shares in Other Corporations .....................
      6.4    Amendments ...................................................


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                               S & E NETWORK INC.

                                     Bylaws

ARTICLE I. BOARD OF DIRECTORS AND OFFICERS

1.1. BOARD OF DIRECTORS. The business of the Corporation shall be conducted and managed by a Board of Directors, which in number shall be no less than three (3) directors and which need not be stockholders of the Corporation.

     1.1.1. POWERS. The Board of Directors may exercise all of the powers of the Corporation except such as are by statute, by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the stockholders. All of the powers and the authority conferred on the directors of the Corporation shall be enjoyed and exercised to the benefit of the stockholders of the Corporation and for the prudent furtherance of its business and matters as well as the promotion of its objectives and purposes.

     1.1.2. ELECTION, TERM, VACANCIES. The first Board of Directors may be elected by the incorporators of the Corporation. Thereon, the members of the Board of Directors may be elected by the stockholders, by (i) ballot, at their annual meeting or at any other time appointed by the Board of Directors or the stockholders, (ii) written consent as provided in Section 2.6 hereof. Each director shall hold office until his successor shall have been chosen and qualified, or until he shall have resigned, or shall have been removed. After the first Board of Directors has been elected, no change shall be made in the sixty (60) days immediately preceding following elections. Any change shall be notified to each stockholder at his mailing address twenty (20) days in advance. Vacancies and newly created directorships as a result of an increase in the authorized number of directors, may be filled by the vote of a majority of the remaining directors, although such majority is less than a quorum.

     1.1.3. REGULAR MEETINGS. The Board of Directors may elect the date and place of its regular meetings which shall take place no less than once a year but shall meet as soon as possible after each meeting of stockholders at which a Board of Directors shall have been elected. In addition, special meetings of the Board of Directors may be called at any time or place by the President or by a majority of the directors in writing. All meetings of the Board of Directors shall be held at such place or places within or outside of Puerto Rico as may be designated from time to time by the Board of Directors.

     1.1.4. NOTICE OF MEETINGS. Notice of the place, day, hour and purposes of every meeting shall be given in writing to each director at least 24 hours before the meeting by delivering the same to him personally, or by leaving the same at his residence or


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usual place of business, or by mailing such notice to him, postage prepaid, at his home or business address, or via facsimile, at least 24 hours before the meeting except as otherwise provided by law. No notice of any meeting of the Board of Directors need be given to any director who, in writing, either before, on, or after the date of said meeting, waives such notice.

     1.1.5. QUORUM. At all meetings of the Board of Directors, a majority of the directors, equal to at least one-third (1/3) of the total number of directors and in no case less than two (2) directors, shall constitute a quorum for the transaction of business. Except in cases in which it is by statute, by the charter or by the Bylaws otherwise provided, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to elect and pass any measure. In the absence of a quorum, the directors present by a majority vote may adjourn the meeting until a quorum shall attend. At any further meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     1.1.6. COMPENSATION. By resolution of the Board of Directors, a fixed sum and expenses of attendance may be allowed to directors for attendance at each regular or special meeting of the Board of Directors. Directors shall not receive any other compensation for services rendered as Directors of the Corporation, provided that nothing herein contained shall be construed to preclude a director from serving the Corporation in any other capacity, and receiving compensation therefor.

     1.1.7. COMMITTEES. The Board of Directors may at any time elect, by resolution, one or more committees composed of two or more directors of the Corporation. To the extent provided by law, and as specified in the resolution, said committees shall have and exercise all of the powers conferred on the Board of Directors in the management of the business and other matters of the Corporation, except the removal and election of officers.

1.2. OFFICERS.

     1.2.1. GENERAL. The Board of Directors shall elect the officers of the Corporation and the officers shall hold office until their successors have been chosen and qualified or until said officers shall have resigned or shall have been removed. The officers shall consist of a President, a Secretary, and a Treasurer and, any other officers and agents as the Board of Directors may deem advisable. Any two, but not more than two, of the above mentioned offices, except those of President and Secretary, may be held by the same person.

     1.2.2. PRESIDENT. The president shall be elected from among the Directors. The president shall preside at all meetings of the stockholders and the Board of Directors at which he shall be


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present; he shall have, subject to the control of the Board of Directors, general charge and supervision of the business of the Corporation; he may sign and execute in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except as otherwise provided by the Certificate of Incorporation, these Bylaws, or by resolution of the Board of Directors; and shall perform such other duties, as from time to time may be assigned to him by the Board of Directors.

     1.2.3. VICE-PRESIDENTS. The vice-presidents, at the request of the president or in his absence, or during his inability to act, shall perform the duties and exercise the functions of the president, and when so acting, shall have the powers of the president. If there be more than one vide-president, the Board of Directors shall assign specific duties to each. If such determination is not made by the Board of Directors, the vice-presidents may perform any duties or exercise any functions as may be necessary. The vice-presidents shall have such other duties as the Board of Directors or the president shall prescribe from time to time.

     1.2.4. SECRETARY. The secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; he shall be custodian of the records of the Corporation; he shall see that the corporate seal is affixed to all documents as may be necessary; and, shall perform all duties incident to the office of a secretary of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors or the president.

     1.2.5. TREASURER. The treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositaries as shall from time to time be designated by the Board of Directors; he shall render to the president and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and in general, he shall perform all the duties incident to the office of the treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors or the president.

     1.2.6. OTHER OFFICERS. The Corporation may have any other officers and agents as the Board of Directors or the stockholders may deem necessary including, but not limited to, one or more vice-presidents, one or more assistant secretaries, and one or more assistant treasurers, which shall be elected by the Board of Directors or the stockholders and shall have such duties as from time to time may be designated to them by the Board of Directors or

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the president.

1.3. GENERAL PROVISIONS.

     1.3.1. REMOVAL. Directors and officers may be removed, with or without cause, at any time by either (a) the vote of the holders of a majority of the stock of the Corporation issued and outstanding and entitled to vote and present, in person or by proxy at any meeting of stockholders called for the purpose; or (b) an instrument or instruments in writing addressed to the Board of Directors directing such removal and signed by the holders of a majority of the stock of the Corporation issued and outstanding and entitled to vote; and thereupon the term of each such director who shall be so removed shall terminate.

1.3.2. INTERESTS OF DIRECTORS OR OFFICERS IN OTHER CORPORATIONS. No contract or transaction entered into by the Corporation and any other corporation, whether such other corporation is related or not to the Corporation by the direct or indirect dominion of the Corporation of the majority of shares of capital stock of said other corporation or vice versa, and no action by the Corporation, provided it is free of any type of fraud, shall be affected in any manner nor shall be in any way invalidated in the event that any director or officer of the Corporation shall have any pecuniary or other interests in, or act as a director or officer of said other corporation or in the event that such other corporation shall be somehow related to the Corporation. Any director or officer of the Corporation, individually, or any other firm or association of which any director or officer is a member, may be a part of, or have pecuniary or other interests in, may enter into any contract or transaction with any corporation, provided that said contract or transaction shall have been disclosed to the Board of Directors or to a majority of the members of the same, in any meeting or other session in which any action or business may be transacted in connection with such contract or other transaction. Any director or officer of the Corporation that shall also be a director or officer of such other corporation or that may have interests as mentioned above, shall be part of the quorum in any meeting or other session of the Board of Directors in which said contract or other transaction.

ARTICLE II. STOCKHOLDERS

     2.1. MEETINGS. After the first meeting of incorporators, the meetings of the stockholders shall be held annually. The president of the Corporation or the stockholders shall elect the date and time of the meetings and the stockholders shall meet on the same time and date each year except if a legal holiday, and then on the following working day.

     2.2. SPECIAL MEETINGS. At any time in the interval between

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annual meetings, special meetings of the stockholders may be called by a majority of the Board of Directors by vote at a meeting or in writing with or without a meeting, or by the holders of a majority of shares of stock of the Corporation or by the president or the treasurer of the Corporation.

     2.3. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal office of the Corporation in Puerto Rico, or at such other place permitted by law as the majority of the stockholders or of the directors may designate or by the president of the Corporation.

     2.4. NOTICE OF MEETINGS. Written or printed notice of every annual or special meeting of the stockholders, stating the time and place and the business proposed to be transacted, shall be given to each stockholder entitled to vote thereat, by delivering the same personally, or by leaving the same at his residence or usual place of business, or by mailing such notice to him, postage prepaid, at his address as it appears upon the records of the Corporation during the period provided by law. No notice of any meeting of stockholders need be given to any stockholder who, in writing, executed and filed with the records of the meeting either before, on, or after the holding thereof, waives such notice. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place and no notice need be given of any such adjourned meeting other than by announcement. No business shall be transacted at any such meeting other than as named in the notice.

     2.5. VOTING RIGHTS; PROXIES, LIMITATIONS. Each stockholder shall at every meeting of the stockholders be entitled to one (1) vote, in person or by proxy, for each share of the capital stock of the Corporation held by such stockholder, but no proxy shall be voted on after one year from its date unless the proxy provides for a longer period. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged.

     2.6. ACTION BY WRITTEN CONSENT. Any action required or permitted by law to be taken at any annual or special meeting of stockholders of this Corporation, including but not limited to, the election of directors, may be taken without a meeting, without notice and without a vote, if a consent or consents in writing setting forth the action so taken, are signed by all the stockholders who would have been entitled to vote upon the action if such meetings were held. In the event that any action which is consented to in writing is such as would have required the filing of a certificate, said certificate shall state that written consent has been given.

     2.7. QUORUM. At all meetings of the stockholders, the presence in person or by proxy of stockholders entitled to cast a

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majority in number of votes shall be necessary to constitute a quorum for the transaction of business. Except in cases in which it is by statute, by the charter or by the Bylaws otherwise provided, a majority of the votes cast at a duly constituted meeting shall be sufficient to elect and pass any measure. In absence of a quorum, the holders of the majority of stock, present in person or by proxy at any meeting, may adjourn the meeting until a quorum shall attend. At any further meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called.

Article III: STOCK

     3.1. CERTIFICATES. Each stockholder shall be entitled to a certificate or certificates, certifying the number and kind of shares owned by him, signed by the president or vice president and the treasurer or the secretary on behalf of the Corporation, and sealed with the seal of the Corporation or a facsimile of such seal. Stock certificates shall be in such form, not inconsistent with law, as shall be approved by the Board of Directors. When certificates of stock of any class are signed by a transfer agent or signed by a transfer clerk on behalf of the Corporation and by a registrar, the signature thereon of the president or vice-president and the treasurer or secretary may be a facsimile. In case any officer or officers of the Corporation who shall have signed any such certificate or certificates, or whose facsimile signatures have been used in said certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and issued and delivered.

     3.2. TRANSFERS. All transfers of stock shall be made on the books of the Corporation by the holder of the shares in person or by his attorney upon surrender and cancellation of certificates for a like number of shares. Any title to a certificate and the shares represented thereby that may be otherwise transferred in any other manner permitted by law shall be done in the books of the Corporation immediately thereafter. The Board of Directors may adopt, by resolution, any conditions, restrictions, or limitations over the transfer of shares of capital stock and may elect transfer agents or registrar. Any such conditions, restrictions or limitations shall be legibly set forth upon any certificate or certificates representing shares of stock of the Corporation. Any condition, restriction or limitation which shall not have been set forth in the appropriate certificate or certificates shall nevertheless bind the holder thereof provided that said condition, restriction or limitation was duly notified upon purchase and/or transfer of such certificate or certificates and its omission was the result of an error of the printing job or in good faith.

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     3.3. RECORD DATES. The Board of Directors is authorized to fix the time, not exceeding twenty days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock.

     3.4. LOST OR DESTROYED CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such terms and conditions as it may deem advisable, or the Board of Directors may delegate such power to any officer or officers of the Corporation, by the Board of Directors or such officer or officers, in their discretion, may refuse to issue such new certificate, save upon the order of a court having jurisdiction.

     3.5. DIVIDENDS; DECLARATION AND PAYMENT. Dividends may be declared and paid by the Board of Directors from time to time out of the net assets in excess of the capital (i.e., the surplus) of the Corporation, computed under generally accepted accounting practices, and shall be payable at such time or times as the Board of Directors shall determine.

ARTICLE IV: FINANCES

     4.1. CHECKS, DRAFTS, ETC. All checks, drafts and orders for the payment of money, notes and other evidence of indebtedness, issued in the name of the Corporation, shall be signed by such persons as the Board of Directors may from time to time designate.

     4.2. ANNUAL REPORTS. A balance sheet prepared in accordance with generally accepted accounting principles, showing the financial condition of the Corporation at the close of its operations, duly audited by a certified public accountant licensed by the Commonwealth of Puerto Rico shall be, if requested, presented at the annual meeting of stockholders. Once presented and approved, such report shall be delivered to the principal office of the Corporation and subsequently filed in the Department of State in accordance with the requirements provided by law no later than April 15 of each year or any other dates as may be provided by law or the Secretary of State. The stockholders may otherwise request an independent report in any other manner and with any other information as the stockholders may deem necessary.

     4.3. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

ARTICLE V: INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYERS AND AGENTS;
           INSURANCE.

     5.1. A Director of the Corporation shall not be liable to the Corporation or its Stockholders for monetary damages for breach of


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fiduciary duty as a Director, except for liability (i) for any breach of the
Director's duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 521 of the Puerto Rico General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.

     5.2. The Corporation shall indemnify any person who is or was a Director, Officer, Employee or Agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by applicable law and the Certificate of Incorporation of this Corporation. The determination as to whether such person has met the standard required for indemnification shall be made in accordance with applicable law and the Certificate of Incorporation of this Corporation.

     5.3. Expenses incurred by such a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article FIFTH.

     5.4. The foregoing indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any applicable law, the Certificate of Incorporation, By-law, agreement, vote of Stockholders or disinterested Directors or otherwise.

     5.5. The provisions of this Article FIFTH shall be deemed to be a contract between the Corporation and each person who serves as such a director, officer, employee or agent of the Corporation in any such capacity at any time while this Article FIFTH is in effect. No repeal or modification of the foregoing provisions of this Article FIFTH nor, to the fullest extent permitted by law and the Certificate of Incorporation, any modification of law shall adversely affect any right or protection of a Director, Officer, Employee or Agent of the Corporation existing at the time of such repeal or modification.

ARTICLE VI: MISCELLANEOUS PROVISIONS

     6.1. CORPORATE SEAL. The Board of Directors shall provide a suitable seal or a facsimile thereof, bearing the name of the Corporation, which shall be in charge of the secretary. Such seal or facsimile may be altered by the Board of Directors and may be affixed, stamped, reproduced, or used in any manner as may approve the Board of Directors.

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     6.2. BONDS. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

     6.3. VOTING UPON SHARES IN OTHER CORPORATIONS. Any shares in other corporations or associations, which may from time to time be held by the Corporation, may be voted at any meeting of the shareholders thereof by the president or by proxy or proxies appointed by him. The Board of Directors, however, may by resolution appoint some other person or persons who shall be entitled to vote such shares.

     6.4. AMENDMENTS. Any and all provisions of these Bylaws may be altered, amended, or repealed and/or new Bylaws adopted at any annual or special meeting of stockholders, or any regular or special meeting of the Board of Directors called for that purpose.

Approved on the 22 day of September, 1994.


                                        /S/
                                   -----------------------------------------
                                            Secretary





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